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                                                                    EXHIBIT a(1)

                             AETNA BALANCED VP, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                   MAY 1, 2002

         AETNA BALANCED VP, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to, and does hereby, amend and restate its charter (the "Charter") as currently in effect.

         SECOND: The following provisions are all the provisions of the Charter of the Corporation currently in effect as amended and restated hereby:

         First: The name of the Corporation is hereby changed from "Aetna Balanced VP, Inc." to "ING VP Balanced Portfolio, Inc," The name of the series is hereby changed from Aetna Balanced VP, Inc. to ING VP Balanced Portfolio, Inc.

         Second: The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 ("1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

         Third: The post office address of the principal office and the office of the resident agent of the Corporation in the State of Maryland is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, which is a corporation organized and existing under the laws of the State of Maryland.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000,000 shares of Capital Stock, of the par value of $0.001 per share, and of the aggregate par value of $2,000,000 (hereinafter referred to as "Shares").

         Fifth: (a) The number of Directors of the Corporation shall be such number as may be from time to time fixed in the manner provided by the By-Laws of the Corporation but shall never be less, than three (3).

         (b) The Board of Directors shall have the authority at any time and from time to time in its sole discretion: (i) to adopt qualifications for directors of the Corporation including, without limitation, age-based qualifications, to be included in the By-Laws of the Corporation, which qualifications shall be applicable to and binding upon the directors in office at the time of the adoption of such qualifications, or any designated group thereof, and upon any future directors elected or appointed subsequent to the adoption of such qualifications, or any designated group

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thereof, for so long as such qualifications remain in effect; and (ii) to alter, amend or repeal any such qualifications.

         (c) At each annual meeting of shareholders, the shareholders shall elect directors each of whom shall hold office until the earlier of: (i) the next annual meeting of shareholders and until his or her successor is elected and qualified; (ii) the date on which such director shall cease to meet the qualifications for directors as designated by the Board of Directors and set forth in the By-Laws of the Corporation; and (iii) the date of the death, resignation, or removal of such director.

         Sixth: The Board of Directors is empowered to authorize the issuance from time to time of Shares of the Corporation, whether now or hereafter authorized; provided, however, that the consideration per Share to be received by the Corporation upon the issuance or sale of any Shares shall be the net asset value per Share determined in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting practices and principles. The Shares may be issued in one or more series (each a "series"), and each series may consist of one or more classes (each a "class"), all as the Board of Directors may determine. Each series of Shares and each class of a series shall be issued upon such terms and conditions, and shall confer upon its owners such rights as the Board of Directors may determine, consistent with the requirements of the laws of the State of Maryland and the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority), the Charter and the By-Laws of this Corporation. In addition, the Board of Directors is hereby expressly granted authority to change the designation of any series or class. The Board of Directors may classify or re-classify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such Shares.

         Seventh: Classes and Series - General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of Shares shall be as follows, unless otherwise provided in Articles Supplementary hereto:

         (b) Assets Belonging to Series. All consideration received by the Corporation for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and to the terms and conditions of each class (if any) of that series, and shall be so recorded on the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the series as provided in the following sentence, are herein referred to as "assets belonging to" the series. In the event there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not

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readily attributable to a particular series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more series of the Corporation and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

         (c) Liabilities Belonging to Class or Series. The assets belonging to each series shall be charged with the liabilities of the Corporation in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded on the books of account of the Corporation; provided, however, that identified costs, expenses, charges, reserves and liabilities properly allocable to a particular class of a series, as determined by the Board of Directors, shall be charged to and borne solely by such class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. The liabilities, expenses, costs, charges and reserves allocated and so charged to the series or class are herein referred to as "liabilities belonging to" the series or class, as applicable. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

         (d) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law ("MGCL") and the 1940 Act, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding. "Income belonging to" the series or class includes all income, earnings and profits derived from assets belonging to the series, less any expenses, costs, charges or reserves belonging to the series or class, for the relevant time period.

         (e) Dividends and Distributions. The holders of each class or series of Shares of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. The Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the purchase order, payment or both have not been received by a specified date. Any such dividends or distributions may be declared payable in cash, property or Shares of the class or series, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to

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designate for such dividends and distributions amounts sufficient to enable the
Corporation or any class or series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions. The amounts of dividends and distributions declared and paid with respect to the various classes or series of Shares and the timing of declaration and payment of such dividends and distributions may vary among such classes and series.

         (f) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the IRC without the vote of Shareholders of the Corporation or any series or class.

         (g) Liquidation. The Corporation may liquidate any series or class of Shares of the Corporation at any time. In the event of liquidation of the Corporation, or of a particular series or class of Shares of the Corporation, the shareholders, if any, of the Corporation, or of such series or class that has been designated and is being liquidated, as applicable, shall be entitled to receive, as a liquidating distribution in redemption and cancellation of their shares, when and as declared by the Board of Directors, the excess of the assets belonging to the series of Shares held by such shareholder over the liabilities belonging to such series or class of Shares. The holders of Shares of a series or class shall not be entitled to any distribution upon liquidation of any other series or class of Shares of the Corporation. The assets so distributable to the shareholders of the series or class being liquidated shall be distributed among the shareholders of such series or class in proportion to the number of shares of such series or class held by such shareholders and recorded on the books of the Corporation. Upon distribution of the assets so distributable to the shareholders of the series or class being liquidated, each issued and outstanding Share of such series or class shall, without further action by the Corporation, be canceled and shall cease to be issued and outstanding, and each such canceled Share shall be reclassified into, and shall become, one issued, unclassified Share of capital stock of the Corporation. The liquidation of any particular series or class of Shares of the Corporation in which there are Shares then outstanding shall be authorized by the affirmative vote of a majority of the directors then in office and shall not require the approval of the holders of the outstanding Shares of such series or class, or the holders of any other series or class of Shares of the Corporation, unless such approval is required under the 1940 Act, or is required under the MGCL because such liquidation constitutes a transfer of assets (as defined in the MGCL) of the Corporation.

         (h) Voting Rights. On each matter submitted to a vote of Shareholders, each holder of a Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all Shares of all classes and series shall vote together as a single class, provided that (a) when the MGCL or the 1940 Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class(es) and/or series and other classes and series shall vote

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as a single class and (b) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

         (i) Net Asset Value Per Share. The net asset value per Share of each series or class, as applicable, shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series or class) by the total number of outstanding Shares of the series or class.

         (j) Equality. All Shares of each series or class thereof shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to the series or class) and each Share of the series or class thereof shall be equal to each other Share of that series or class. The Board of Directors may from time to time divide or combine the Shares of a series or class into a greater or lesser number of Shares of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to the series or in any way affecting the rights of holders of Shares of any other series or class.

         (k) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of Shares of the series or any class thereof shall have the right to convert or exchange said Shares into Shares of one or more other series or classes thereof in accordance with such requirements and procedures as may be established by the Board of Directors.

         Eighth: (a) To the extent the Corporation has funds or property legally available therefor, each Shareholder of the Corporation or of any series or class thereof shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of its Shares at a redemption price equal to the net asset value per Share next determined after the Shares are properly tendered for redemption; said determination of the net asset value per Share to be made in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting practices and principles.

         Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the Shareholders to require the Corporation to redeem Shares pursuant to the applicable rules and regulations, or any order, of the Securities Exchange Commission.

         (b) The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns Shares having an aggregate net asset value of less than the amount set forth in the current Registration Statement of the Corporation filed with the Securities and Exchange Commission.

         (c) Each Share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in paragraph (a) of Article Eighth of the Charter of the Corporation at any time if the Board of Directors, in its sole discretion, determines that failure to

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so redeem may result in the Corporation or any series or class thereof being classified as a personal holding company as defined in the IRC.

         (d) Transfer of Shares will be recorded on the stock transfer records of the Corporation at the request of the holders thereof at any time during normal business hours of the Corporation unless the Board of Directors of the Corporation determines, in its sole discretion, that allowing such transfer may result in the Corporation or any series or class thereof being classified as a personal holding company as defined in the IRC.

         Ninth: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and Shareholders:

         (a) No Shareholder shall have any pre-emptive or preferential right of subscription to any Shares of any series or class whether now or hereafter authorized. The Board of Directors may issue Shares without offering the same either in whole or in part of the Shareholders.

         (b) The Corporation may enter into exclusive or non-exclusive contracts for the sale of its Shares and may also enter into contracts for investment advisory, management and administrative services. The terms and conditions, methods of authorization, renewal, amendment and termination of the aforesaid contracts shall be as determined at the discretion of the Board of Directors; subject, however, to the provisions of the Charter of the Corporation, the By-Laws of the Corporation, applicable state law, and the 1940 Act and the rules and regulations of the Securities and Exchange Commission.

         (c) Subject to and in compliance with the provisions of the General Laws of the State of Maryland respecting interested director transactions, the Corporation may enter into a written underwriting contract, management contract or contracts for research, advisory or administrative services with Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them, or their respective successors, or otherwise to do business with such corporation, notwithstanding the fact that one or more of the Directors of the Corporation and some or all of its Officers are, have been, or may become Directors, Officers, Employees or Stockholders of Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company, or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, and in the absence of actual fraud the Corporation may deal freely with Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company; or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, and neither such underwriting contract, management contract or contract for research, advisory or administrative services nor any other contract or transaction between the Corporation and Aeltus Investment Management, Inc., Aetna Life Insurance and Annuity Company or ING Groep, N.V., or the parent, affiliates or subsidiaries of any of them or their respective successors, shall be invalidated or in any way affected hereby, nor shall any Director or Officer of the Corporation be liable to the Corporation or to any Shareholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction. Anything in the foregoing notwithstanding, no Officer or Director or underwriter or investment adviser of the Corporation shall be protected against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of

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willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (d) The Corporation shall indemnify its Officers, Directors, employees and agents and any person who serves at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise as follows:

                  (i) Every person who is or has been a Director, Officer, employee or agent of the Corporation and persons who serve at the Corporation's request as Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he becomes involved as a party or otherwise by virtue of his being or having been a Director, Officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation and against amounts paid or incurred by him in the settlement thereof.

                  (ii) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (iii) No indemnification shall be provided hereunder to a Director, Officer, employee or agent against any liability to the Corporation or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                  (iv) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any Director, Officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (v) In the absence of a final decision on the merits by a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in paragraph (vi) of this paragraph (d), unless in the absence of such a decision, a reasonable determination based upon a factual review has been made (1) by a majority vote of a quorum of non-party Directors who are not interested persons of the Corporation, or (2) by independent legal counsel in a written opinion that

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                           the indemnitee was not liable for an act of willful
                           misfeasance, bad faith, gross negligence, or reckless disregard of duties.

                  (vi) The Corporation further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Director or controlling person of the Corporation will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking, (ii) the Corporation is insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of disinterested non-party Directors or independent legal counsel in a written opinion makes a factual determination that there is a reason to believe the indemnitee will be entitled to indemnification.

                  (vii)    Neither the amendment nor repeal of this paragraph
                           (d) of Article Ninth, nor the adoption of any amendment of any other provision of the Charter or By-Laws of the Corporation inconsistent with this Article shall apply to or affect in any respect the applicability of this paragraph (d) with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         (e) The Board of Directors shall, subject to the General Laws of the State of Maryland, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or of any series or class thereof, shall be open to the inspection of Shareholders.

         (f) Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes of Shares entitled to be cast to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

         (g) The Corporation reserves the right from time to time to make any amendment of its Charter now or hereafter authorized by law, including any amendment which alters the rights, as expressly set forth in its Charter, of any outstanding Shares, except that no action affecting the validity or assessibility of such Shares shall be taken without the unanimous-approval of the outstanding shares.

         (h) In addition to the powers and authority conferred upon them by the Charter of the Corporation or By-Laws, the Board of Directors may exercise all such powers and authority and do all such acts and things as may be exercised or done by the Corporation or any series or class thereof, subject, nevertheless, to the provisions of applicable state law and the Charter and By-Laws of the Corporation.

         (i) The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation or any series thereof for any purpose, whether annual or any other period,

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including daily; to set apart of any funds of the Corporation or any series or class thereof such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions as set forth in paragraph (d) of Article Seventh of the Charter of the Corporation, and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of Shares.

         Tenth: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no Director or Officer of the Corporation shall be liable to the Corporation or its shareholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption of any amendment of any other provision of the Charter or By-Laws inconsistent with this Article shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Eleventh: The duration of the Corporation shall be perpetual.

         THIRD: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised and approved by a majority of the entire Board of Directors and approved by the shareholders of the Corporation as required by law.

         FOURTH: The Corporation is registered as an open-end investment company under the 1940 Act.

         FIFTH: These Articles of Amendment and Restatement do not increase the authorized capital stock of the Corporation.

         SIXTH: The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent, are set forth in Article Third of Article SECOND of these Articles of Amendment and Restatement.

         SEVENTH: The number of directors of the Corporation is eight (8) and the names of those directors currently in office are as follows:

                Albert E. DePrince, Jr.
                Maria T. Fighetti
                J. Scott Fox
                David L. Grove
                Sidney Koch
                Thomas J. Mclnerney
                Corine T. Norgaard
                Richard G. Scheide

         EIGHTH: The undersigned President of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best

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of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of April, 2002.

WITNESS: ING VP Balanced Portfolio, Inc., formerly known as Aetna Balanced VP, Inc.

/s/ Robert S. Naka                     /s/ Michael J. Roland
---------------------------            -----------------------------------------
Name:   Robert S. Naka                 Name:  Michael J. Roland
Title:  Senior Vice President          Title: Executive Vice President and
        & Assistant Secretary                 Chief Financial Officer

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